UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 6, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On August 6, 2007, Maxim Integrated Products, Inc. ("Maxim") entered into a letter agreement (the "Agreement") with Bruce Kiddoo, age 46, pursuant to which Mr. Kiddoo will serve as Vice President of Finance of Maxim. Following the completion of Maxim's previously announced restatement, Mr. Kiddoo will be appointed Chief Financial Officer of Maxim. Mr. Kiddoo will commence employment at Maxim on September 4, 2007 and will continue to be employed on an at-will basis until either party gives notice of termination.

Since December 1999, Mr. Kiddoo has held various positions at Broadcom Corporation. Since July 2002, Mr. Kiddoo served as Broadcom's Corporate Controller and Principal Accounting Officer, and he has served as a Vice President since January 2003. Mr. Kiddoo also served as Broadcom's Acting Chief Financial Officer from September 2006 through March 2007. Prior to joining Broadcom, Mr. Kiddoo held various financial management positions at LSI Logic Corporation and International Business Machines.

(e) Under the Agreement, Mr. Kiddoo will receive a base salary of $350,000 per year. Mr Kiddoo will also participate in Maxim's performance-based compensation model for officers, including but not limited to performance share awards under such model. The Agreement also provides for an allowance to Mr. Kiddoo to relocate to the San Francisco Bay Area and for the reimbursement of up to $36,000 for temporary living costs during the first twelve (12) months of his employment at Maxim. Mr. Kiddo will be eligible to participate in Maxim's benefit programs commensurate with those offered to other executive employees of Maxim.

Pursuant to the Agreement, Mr. Kiddo will be granted an option to purchase 205,000 shares of Maxim Common Stock with an exercise price per share equal to the closing selling price per share of Maxim's Common Stock as reported by the Nasdaq Stock Market on the date of grant. The option will vest and become exercisable in quarterly installments over a five-year period of service following his date of hire, subject to Mr. Kiddo's continued service to the Company on each applicable vesting date. In addition, Mr. Kiddo will receive an award of 40,000 restricted stock units to acquire an equal number of shares of Maxim Common Stock with no cash payment on his part other than applicable income and employment taxes. The restricted stock units will vest in quarterly installments over a three-year period of service following the date of such award subject to Mr. Kiddo's continued service to the Company on the applicable vesting date. The Company expects that the stock option and restricted stock units will be granted on or about September 4, 2007, provided that the trading window for stock trades by executives as determined under Maxim's policies is open on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Tunc Doluca Tunc Doluca President and Chief Executive Officer

Date: August 8, 2007